EXHIBIT 10.19

OFFICE LEASE

THIS AGREEMENT, dated 11-9, 2005, between 3275 GABRILOVE, LLC, a Florida Corporation, (“Landlord”) and IBD dba Interactive Brand Development, a Florida corporation, (“Tenant”).

WITNESSETH:

Landlord leasers to Tenant and Tenant leases from Landlord certain space in the Jefferson Pilot Financial Center, the address of which is 3275 W. Hillsboro Boulevard, Suites 100, 102, 300, 303 and 304, Deerfield Beach, FL 33442 (the “Building”), the premises being more particularly identified on the floor plan attached hereto a Exhibit “A” (the “Premises”), subject always to the terms and condition hereof, to wit:

1.  Term.  ~~The Lease term shall commence on the earlier of the date upon which Tenant opens for business from the Premises or upon substantial completion by Landlord of the work required of Landlord in the Work Letter attached hereto as Exhibit “B” (the “Commencement Date”). The Lease term shall end on the last day of the last full calendar month of the term as more particularly set forth in the Schedule of Basic Lease Terms attached hereto as Exhibit “C”. Landlord shall be deemed to have substantially completed all work required of it when the certificate of occupancy is issued by the government entity having jurisdiction of such work (or, if such certificates are not issued I the locality wherein the Premises are located, the date of the certificate of Landlord’s architect that the work is completed). Landlord agrees to deliver the Premises to Tenant prepaid in the manner required by the Work Letter. If the Work Letter contemplates a particular date by which Landlord’s work shall be completed, such date is subject to extension because of strikes, lockouts, acts of God, unavailability of materials, whether, governmental restrictions, enemy action, civil connection, terrorism, fire and other casualty, and other reasons beyond the control of Landlord. Tenant’s taking possession of the Premises shall constitute Tenant’s acknowledgement that the Premises have been properly prepared and are in satisfactory condition except for items specifically enumerated in writing by tenant and agreed to by landlord. Contemporaneously with Landlord’s substantial completion of its work, Landlord will furnish to Tenant a notice specifying the date of substantial completion, the Commencement Date and the computation of square footage of the Building and the Premises (based upon which this Lease shall be deemed amended accordingly and appropriate adjustments made to the percentages affected by such computations), which notice shall be conclusive between and binding upon the parties. At the conclusion of the term, Tenant shall return the Premises to Landlord broom clean and in as good condition as when possession was delivered to Tenant, ordinary wear and tear expected~~. See Exhibit “E”, Lease Addendum

2.

Use.  The Premises shall be used for general offices and for no other purposes. Tenant shall not use or permit eh use of the Premises for any purpose which is illegal or which creates a nuisance.

3.

Rent.

(a)

Tenant agrees to pay Landlord during the full term of this Lease the monthly base rent specified in the Schedule of Basic Lease Terms, each payment of rent being due on the first day of each calendar month, in advance, with no offset, claim or deduction. The first full month’s rent shall be due and payable on the date of execution hereof. The monthly base rent shall be adjusted from time to time as provided in the Schedule of Basic Lease Terms.

(b)

Tenant agrees to pay Landlord its proportionate share of the total Operating Expenses of the Building and its amenities for each calendar year during the term hereof as provided in the Schedule of Basic Lease Terms. The term “Operating Expenses” shall mean all of the Landlord’s costs and expenses incurred in operating, maintaining, repairing and managing the building and the lands and facilities serving it, as determined by standard accounting practices, including by way of illustration and not limitation all insurance premiums, landscaping, repair and maintenance expenses, expenditures for normal replacement of personalty and equipment serving the Building, the cost of licenses and permits, costs of personnel employed in the operation and management of the Building and their related benefits, and reasonable management fees. Tenant shall contact directly with Florida Power and Light for electricity and be solely responsible for this item. Operating expenses shall not include depreciation, the costs incurred by Landlord for repairs or replacements caused by casualty or condemnation and interest and principal payment on mortgages. If the Building is not fully occupied during a period for which Operating Expenses are to be determined, then Operating Expenses shall be adjusted for such period to that amount which they would have been had the Building been fully occupied based on Landlord’s reasonable estimate.

(c)

Tenant agrees to pay to Landlord its proportionate share of Taxes levied and assessed upon the  Building and its amenities for each calendar year or portion thereof during the term. The term “Taxes” shall include all advalorem real and personal property taxes levied and assessed against the Building, the property upon which it is located and all personalty used by the Landlord in the use, operation and management thereof, together with all costs and fees, if any, incurred by Landlord in engaging consultants, agents and/or attorneys to contest or reduce Taxes.

(d)

Tenant’s proportionate share of Taxes (as provided above) is payable as follows:

(i) On the first day of each calendar month of the Lease term, Tenant shall pay to Landlord the amount estimated by Landlord to be Tenant’s monthly proportionate share.

(ii) Within 120 days following the end of each calendar year, Landlord shall furnish with a statement or statements covering the year just expired showing the Operating Expenses and Taxes, the amount of Tenant’s proportionate share of the excess thereof for such year and the payments made by Tenant with respect to such year, If Tenant’s proportionate share is less than Tenant’s payments so made, Tenant shall be entitled to a credit of the difference, or if such share is greater than Tenant’s payments, Tenant shall pay to Landlord the deficiency within thirty (30) days after receipt of such statement. At Landlord’s option, statements may be rendered separately for Tenant’s proportionate share of Taxes and Operating Expenses.

(iii) The Proportionate share of such Operating Expenses and Taxes for the calendar year in which termination of this Lease occurs shall be adjusted by Landlord upon termination based upon its actual and anticipated experience for the year of termination (extended for the full year), prorated to the date of termination. Tenant shall pay its proportionate share of such Operating Expenses and Taxes based on such adjustments within thirty (30) days from billing notwithstanding the termination hereof,

(e)

Tenant shall pay all sales and use taxes levied or assessed against the sums due hereunder as and when said taxes are due.

(f)

All sums due under this Lease shall be payable in United States Dollars in Fort Lauderdale, Broward County, Florida, at the address designated for rent payments in the Schedule of Basic Lease Terms, or at such other address as Landlord shall hereafter designate by written notice to Tenant. If any payment due under this Lease is not paid within seven (7) days after its due date, Tenant agrees to pay, a late charge equal to six percent of the amount of the then outstanding balance due Landlord and a similar charge on the first day of each succeeding month imposed on the amount that then remains unpaid (including prior unpaid late charges). At Landlord’s option an additional charge shall be payable to Landlord by Tenant to offset the loss of use of funds caused by delays in collection by Landlord’s bank. Payment by Tenant or receipt by Landlord of a lesser amount than the amount then due from Tenant shall be deemed to be payment on account of late charges, interest and then the earliest sums due hereunder, and no endorsement or statement of any check or any letter accompanying any payment shall result in an accord and satisfaction. Landlord’s acceptance of such lesser payment shall be without prejudice to the exercise of Landlord or any right or remedy hereunder.

(g)

For purposes Of Section 467 of the Internal Revenue Code, as amended, rents and other payments due hereunder shall be allocated as income or deduction, as the case may be, on the basis of when the particular rent or other payment is received by Landlord.

4.

Services.  The Building’s normal business hours are from 7:00 A.M. to 7:00 P.M., Mondays through Fridays and 7:00 A.M. to 1:00 P.M. on Saturdays, exclusive of usual holidays. Tenant shall have 24-hour access into the leased Premises. The interruption of services resulting from causes beyond Landlord’s reasonable control shall not be deemed a default thereunder nor be construed as an eviction, nor work an abatement of rent, nor relieve Tenant from any obligation hereunder. If Tenant shall require any air conditioning, electrical or other service outside of the Building’s normal business hours or in excess of the standard for the Building, Tenant will advise Landlord of such requirement and shall pay the cost of such additional service (including installation, operation, maintenance and any increase in insurance expense resulting therefrom).

5.

Signage.  No signage visible from outside the Premises shall be used by or placed upon the Premises or the Building by Tenant without Landlord’s prior written approval.

6.

Care of the Premises.  Tenant shall keep the Premises in good, clean and sanitary condition, making all needed repairs promptly. Tenant shall not commit or permit any waste to the Premises. Tenant shall promptly repair any damage done to Premises and to the Building, or any part thereof, including replacement of damage portions or items, caused by Tenant or Tenant’s agents, employees, invitees, or visitors. All such work or repairs by Tenant shall be affected in compliance with all applicable laws. If Tenant fails to make such repairs or replacements promptly, Landlord may, as its option, make the repairs or replacements, and Tenant shall pay the cost thereof to the Landlord within ten (10) days of Landlord’s demand therefore. Tenant shall not make or allow to be made any alterations to or install any vending machines on the Premises, without the prior written consent of Landlord. Any and all alterations to the Premises shall become the property of Landlord upon termination of this Lease (except for movable equipment or furniture owned by Tenant). Landlord may, nonetheless, require Tenant to remove any and all fixtures, equipment and other improvements installed on the Premises. If Tenant fails to do so, Landlord may remove the same and Tenant agrees to pay Landlord on demand the cost of making repairs to the Premises caused by such removal. Tenant shall not use or permit the use of the Premises for the generation, storage, treatment, use, transportation or disposal of any chemical, material, or substance which is regulated as toxic or hazardous or exposure to which is prohibited, limited, or regulated by any federal, state, county, regional, local or other governmental authority or which, even if not so regulated, may or could pose a hazard to the health and safety of the other tenants and occupants of the Landlord’s property or adjacent property. If any such chemical, material or substance is used upon the Premises in the ordinary course of Tenant’s permitted business, Tenant shall not use such chemical, material or substance in a hazardous manner. In the event of any use in violation of this provision Tenant will remove, or cause to be removed, such material at its own expense, and will indemnify Landlord for any loss or expense, including reasonable attorney fees, it, suffers as a result of the violation. Tenant’s liability for such indemnification is not limited by any exculpatory provision in this Lease, and shall survive any cancellation or termination of this Lease or transfer of Landlord’s interest in the Premises.

7.

Parking.  Tenant may use those portions of the designated parking areas serving the Building in common with other tenants to whom similar rights are granted on a “first-come / first-served” basis upon payment to Landlord of the periodic parking charges established from time to time by Landlord on a nondiscriminatory basis for all tenants. The initial parking charges are enumerated in the Schedule of Basic Lease Terms.

8.

Laws and Regulations.  Tenant agrees to comply with all applicable laws, ordinances, rules and regulations of any governmental authority having jurisdiction of the premises or Tenant’s use thereof and the Building Rules and Regulations and such other nondiscriminatory rules as are published from time to time by Landlord for operation of the Building and the facilities serving it.

9.

Entry by Landlord.  Landlord to provide Tenant with prior notice and enter Premises with a an authorized and/or designated employee of Tenant, Landlord may enter into and upon any part of the Premises at all reasonable hours (and in emergencies at all time) to inspect the condition, occupancy or use thereof, or to show the Premises to prospective purchasers, mortgagees, tenants or insurers, or to clean or make repairs, alterations or additions thereto, and Tenant shall not be entitled to any abatement or reduction of rent by reason thereof.

10.

Assignment and Subletting.  Tenant shall not assign, sublease, transfer, pledge, or encumber this Lease or any interest therein without Landlord’s prior written consent. For purposes hereof the transfer of all or a controlling interest in Tenant shall be deemed an assignment of this Lease. Any attempted assignment, sublease or other transfer or encumbrance by Tenant in violation of the terms and covenants of this paragraph shall be void. Should Tenant desire to assign or sublet the Premises (or any portion thereof) Tenant shall notify Landlord in writing and furnish to Landlord the name and address of the proposed assignee or subtenant together with a narrative of the business in which the Tenant is engaged, financial statements for the immediate prior three (3)year and the proposed agreement of assignment or sublease. Within fifteen (15) business days of the furnishing of such notice and other items Landlord shall either (1) approve the request; (2) deny the request, stating with such denial the reasons therefore, or (3) agree to sublet the Premises (or portion thereof) from Tenant for the balance of the term of this Lease,on the same terms and conditions as stated in the proposed agreement of assignment or sublease, in which latter event Tenant shall enter into the said agreement with Landlord as provided in the proposed agreement theretofore furnished to Landlord within thirty (30) days thereafter. Landlord shall be entitled to all consideration in excess of the rents due hereunder given by the assignee or subtenant to the Tenant for the assignment or subletting, including without limitation rent overages, and no assignment or subletting shall relieve Tenant of any obligation hereunder. Landlord’s consent to a particular assignment, subletting, transfer, pledge or encumbrnce3 shall not obviate the necessity for landlord’s consent to any future assignment, subletting, transfer, pledge or encumbrance, Landlord retaining the right to consent to each and every of same.

11.

Mechanics Liens.  The Landlord’s interest in the Premises is not and shall not be subject to liens for improvements made by Tenant. Tenant agrees to notify every person making improvements to the Premises of the provisions of this paragraph, and Tenant’s failure to do so shall be a default hereunder. Tenant will not permit any mechanic’s lien to be filed against the Premises or the Building. In the vent any such lien is claimed against the Premises or Building because of work done for or materials furnished to Tenant, then Tenant shall promptly cause same to be discharged. If Tenant fails to do so within ten (10) days after demand, then, in addition to any other right or remedy of Landlord, Landlord may, discharge the same. Any amount paid by Landlord for any of the aforesaid purposes and Landlord’s reasonable attorneys’ fees shall be paid by Tenant to Landlord upon demand. At Landlord’s request Tenant shall execute a memorandum of lease containing these provisions in order to protect Landlord’s estate against such liens.

12.

Indemnity: Insurance.  Tenant shall indemnify and hold Landlord harmless from all claims for personal injury and/or property damages occurring in or about the Premises or arising from Tenant’s use or occupancy thereof or occasioned in whole or in part by any act or omission of Tenant, its agents, contractors and employees. Tenant shall maintain a policy or policies of comprehensive general liability insurance satisfactory in all respects to Landlord, and casualty and extended coverage insurance insuring the full replacement value of all Tenant’s fixtures and personality. All policies shall name Landlord as an additional insured, with the premiums thereon fully paid by Tenant on or before their due date. The liability insurance policy shall afford minimum protection of not less than $1,000,000 combined single limit coverage of bodily injury, property damage or combination thereof. Prior to its occupancy of the Premises and from time to time thereafter as requested by Landlord, Tenant shall furnish to Landlord certificate of the insurers providing the insurance required hereby certifying that such coverages are in full fore and effect and that all premiums therefore have been paid.

13.

Waiver of Subrogation.  Landlord and Tenant waive any and all rights of recovery, claim, action, or cause of action, against the other, its agents, officers, or employees, for any loss or damage that may occur to the Premises or the Building or any personal property therein, by reason of fire, the elements, or any other cause(s) which are insured against under the terms of insurance policies, regardless of cause or origin, including negligence of the other party hereto, its agents, officers, or employees. This waiver shall be applicable only if the same does not violate the terms of the insurance policies carried by each, which insure against such loss or damage. Each party agrees to use its best efforts to obtain a waiver of subrogation endorsement on its insurance policies provided the same can be obtained without additional premium.

14.

Casualty Damage.  If the Premises or any part thereof is damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. If the Building shall be so damaged that substantial alteration or reconstruction of the Building shall, in Landlord’s sole opinion, be required (whether or not the Premises shall have been damaged by such casualty) or in the event any mortgage of Landlord should require that the insurance proceeds payable as a result of a casualty be applied to the payment of the mortgage debt, or in the event of any material uninsured loss to the Building, Landlord may, at its option, terminate this Lease by notifying Tenant in writing of such termination within ninety (90) days after the date of such damage. If Landlord does not elect to terminate this Lease, Landlord shall commence and proceed with reasonable diligence to restore the Building to substantially the same condition in which it was immediately prior to the happening of the casualty. When the Building has been restored by Landlord (including the work done by Landlord in the Premises as “Landlord’s Work” under the Work Letter attached hereto as Exhibit “B”, Tenant shall complete the restoration of the Premises and the replacement of Tenant’s furniture and equipment. Landlord shall not be liable for any inconveniences or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof, except that, subject to the provisions of the next sentence, Landlord shall allow Tenant a fair diminution of base rent during the time and to the extent the Premises are untenantable. If the Premises or any other portion of the Building be damaged by fire or other casualty resulting from the fault or negligence of Tenant or any of Tenant’s agents, employees, or invitees, the rent hereunder shall not be diminished during the repaid of such damage and Tenant shall be liable to Landlord for the cost of the repair and restoration of the Building caused thereby to the extent such cost and expense is not covered by Landlord’s insurance proceeds.

15.

Condemnation.  If the whole or substantially the whole of the Building or the Premises should be taken for any public or quasi-public use, by right of eminent domain or otherwise, or if it should be sold in lieu of condemnation, then this Lease shall terminate as of the date when physical possession of the Building or the Premises is taken by  the condemning authority. If less than the whole or substantially the whole of the Building or the Premises is thus taken or sold. Landlord (whether or not the Premises are affected thereby) may terminate this Lease by giving written notice thereof to Tenant, in which event this Lease shall terminate as of the date when physical possession of such portion of the Building or Premises is taken by the condemning authority. If this Lease is not so terminated upon any such taking or sale, the base rental payable hereunder shall be diminished by an equitable amount, and Landlord shall, to the extent Landlord deems feasible, restore the Building and the Premises to substantially their former condition, but such work shall not exceed the scope of the work done by Landlord in originally constructing the Building, including the Landlord’s Work required to be done in the Premises by the Work Letter, nor shall Landlord in any event be required to expend for such work an amount in excess of the amount received by Landlord as compensation for such damage. All amounts awarded upon a taking of any part or all of the Building or the Premises shall belong to Landlord and Tenant shall not be entitled to an expressly waives any claim to such compensation. Tenant shall however be entitled to make a separate claim for its trade fixtures, personalty and relocation expenses.

16.

Release fro Liability for Damages Arising: from Certain Causes.  Landlord shall not be liable to Tenant and Tenant hereby releases Landlord of all liability for loss or damage to any property or person occasioned by theft, fire, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition, or order of governmental body or authority or by any other cause beyond the control of Landlord, and from liability for watch damage and similar consequential damages to the Premises or to Tenant’s personalty from any cause whatsoever.

17.

Default: Remedies.

(a)

It shall be a default hereunder if (i) Tenant shall fail to pay any rent or other sums of money on the same is due (subject to the grace period described below); (ii) Tenant shall fail to comply with any provision of this Lease or any other agreement between Landlord and Tenant, and such failure shall not be cured within 30 days following Landlord’s giving of notice to Tenant specifying the particulars of such failure; (iii) the leasehold hereunder demised shall be taken on execution or other process of law in any action against Tenant; (iv) Tenant shall fail to promptly take possession of, open for and continuously operate its business in the Premises when the Premises are delivered to it and thereafter during the term hereof (it being intended that a vacating by Tenant shall be a default hereunder; (v) Tenant shall become insolvent or unable to pay its debts as they become due, or Tenant notifies Landlord that it anticipates either condition; (vi) Tenant takes any action to, or notifies Landlord that Tenant intends to file a petition under any section or chapter of the National Bankruptcy Act, as amended, or under any similar law or statue of the United States or any State thereof; or a petition shall be filed against Tenant under any such statute or Tenant or any creditor of Tenant notifies Landlord that it knows such a petition will be filed or Tenant notifies Landlord that it expects such a petition to be filed; or (vii) a receiver or trustee shall be appointed for Tenant’s leasehold interest in the Premises or for all or a substantial part of the assets of Tenant. Not more than twice is any 12-month period, Landlord shall notify Tenant of a monetary default under this Lease, and Tenant shall be permitted to cure such default within 10 days following the giving of such notice.

(b)

Upon the happening of any such events, Landlord may (i) cancel and terminate this Lease and dispossess Tenant; (ii) terminate the possession of Tenant hereunder and declare all amounts and rents due under this Lease for the remainder of the existing term to be immediately due and payable, and thereupon all rents and other charges due hereunder to the end of the initial term or any renewal term, if applicable, shall be accelerated (in which event Tenant shall be liable to Landlord in damages for the unpaid rentals and other charges and the excess of the amounts thereafter due hereunder over the fair rental value of the Premises over the remaining term, plus the estimated cost of new leasehold improvements and fixturing for another tenant); (iii) enter and repossess the Premises and relet the Premises for Tenant’s account, holding Tenant liable in damages for all expenses incurred in any such reletting and for any differences between the amount of rent received from such reletting, and that due and payable under the terms of this Lease; or (iv) enter upon the Premises and do whatever Tenant is obligated to do under the terms of this Lease and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in effecting compliance with Tenant’s obligations under this Lease and Tenant further agrees that Landlord shall not be liable for any damages resulting to the Tenant fro such action).

(c)

All such remedies of Landlord shall be cumulative, and in addition, Landlord may pursue any other remedies that may be permitted by law or in equity. Forbearance by Landlord to enforce one or ore of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default.

18.

Peaceful Enjoyment.  Tenant shall, and may peacefully have, hold and enjoy the Premises against all persons claiming by, through or under Landlord, subject to the other terms hereof, provided that Tenant pays the rent and other sums herein required to be paid by Tenant and performs all of Tenant’s covenants and agreements herein contained.

19.

Relocation.  Landlord at its option may cause Tenant to relocate from the Premises to comparable space (a “Relocation Space”) within the Building or if the Building is part of a multi-building development owned by Landlord or an affiliate of Landlord, to any other building in such development provided such building is of comparable quality, access and aesthetics to the Building. Landlord shall furnish Tenant reasonable written notice (not to exceed ninety (90) days of Landlord’s election to require such relocation. Any such relocation shall be entirely at the expense of Landlord. From and after the date of such relation the term “Premises” shall refer to the Relocation Space into which Tenant has been moved, rather than to the original premises as herein defined, and Tenant’s proportionate share shall thereupon be equitably adjusted.

20.

Holding Over.  In the event of holding over by Tenant without Landlord’s written consent Tenant shall pay rent equal to twice the applicable base rent plus other sums due from time to time hereunder (including Tenant’s proportionate share of Operating Expenses and Taxes). Possession by Tenant after the expiraqtion of this Lease shall not be construed to extend its term. Tenant shall be responsible for all damages suffered by Landlord on account of any such holding over.

21.

Attomment: Subordination: and Estoppel Certificates.  Tenant will attorn to any purchaser or mortgagee of the Building from and after the acquisition thereof by such purchaser or mortgagee. This Lease is and shall be subject and subordinate to any mortgage, deed of trust or other lien created by Landlord, whether presently existing or hereafter arising, upon the Premises, or upon the Building, and to any renewals, refinancing and extensions thereof, but Tenant agrees that any such mortgage shall have the right at any time to subordinate such mortgage, deed of trust or other lien to this Lease on such terms and subject to such conditions as such mortgagee may deem appropriate in its discretion. Tenant agrees that it will from time to time upon request by Landlord execute and deliver to such persons as Landlord shall request a statement in recordable form certifying that this Lease is unmodified and in full force and effect (or if there have been modification, that the same is in full force and effect as so modified), stating the dates to which rent and other charges payable under this ease have been paid, stating that Landlord is not in default hereunder (or if Tenant alleges a default stating the nature of such alleged default)and further stating such other mattes as Landlord or its mortgagee shall reasonably require.

22.

Attorneys’ Fees.  Tenant agrees that Tenant will pay, in addition to the rents and other sums agreed to be paid hereunder, all collection and court costs incurred by Landlord and Landlord’s reasonable attorneys’ fees incurred for the enforcement of Landlord’s rights under this Lease. If suit be brought the prevailing party shall be entitled to recover from the other the prevailing party’s costs, including reasonable attorneys’ fees, whether such fees and costs be incurred at trial, on appeal, in bankruptcy proceedings or otherwise.

23.

No Implied Warranty.  The failure of Landlord to insist any time upon the strict performance of any covenant or agreement or to exercise any option, right, power or remedy contained in this Lease shall not be construed as a waiver or a relinquishment thereof for the future. No payment by Tenant or receipt by Landlord of a lesser amount that the monthly installment of rent due under this Lease shall be deemed to be other than an account of the earliest rent due hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy in this Lease provided.

24.

Personal Liability.  The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease shall be limited to the interest of Landlord in the Building and Tenant agrees to look solely to Landlord’s interest in the Building for the recovery of any judgment from the Landlord, it being intended that Landlord shall not be personally liable for any judgment or deficiency.

25.

Security Deposit.  Tenant has deposited with Landlord the sum specified as a Security Deposit in the Rent Schedule, which sum shall be retained by Landlord without interest as security for Tenant’s faithful performance of this Lease. Landlord may commingle the security deposit with Landlord’s other funds and Landlord may, from time to time, without prejudice to any other remedy, use the security deposit to the extent necessary to make good any arrearage of rent or to satisfy any other covenant or obligation of Tenant hereunder. Following any such application of the security deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the security deposit to its original amount. If Tenant is not in default at the termination of the Lease, the balance of the security deposit after any such application shall be returned by Landlord to Tenant. If Landlord transfers it interest in the Premises during the term of this Lease, Landlord may assign the security deposit to the transferee and thereafter Landlord shall have no further liability for the return of such Security Deposit.

26.

Notice.  All notices shall be in writing, and shall be deemed given when deposited in the United States certified mail, postage prepaid (return receipt requested), or when deposited with a reputable overnight courier, addressed to the party to be notified at the address stated in the Schedule of Basic Lease Terms, or by delivering the same in person to such party. Notice to Tenant may also be effectuated by delivery to the Premises. Any notice given or delivered by other means shall not be effective.

27.

Severability.  If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it s held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

28.

Time of Performance.  Except as expressly otherwise herein provided time is of the essence of this Lease.

29.

Radon.  Radon is a naturally occurring radioactive gas, that when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon, and radon testing may be obtained fro your county public health unit. Landlord makes no representation or warranty with respect to the presence or absence of radon in or about the Property other than that Landlord has no actual knowledge or notice of radon emissions in or about the Property, which exceed the State of Florida or federal government safe standards.

30.

Commissions.  Tenant represents that is has not dealt with any real estate broker or salesman in connection with this Lease except Butters Realty & Management, Inc., (“Broker”), whose commission shall be paid by Landlord, and Silver Shoes Realty, (“Co-Broker”) whose share of the commission will be paid by the Broker. Tenant has dealt with no other person which would create any liability for the payment of a commission by the Landlord, and if any other person claims a commission, Tenant shall indemnify and hold harmless from liability therefore, including without limitation, the costs of defense of such claim and the fees and costs of Landlord’s attorney.

31.

Landlord’s Lien.  Tenant hereby grants to Landlord a lien and security interest on all property of Tenant now or hereafter placed in or upon the Premises, and such property shall be and remain subject to such lien and security interest of Landlord for payment of all rent and other sums agreed to be paid by Tenant herein. The provisions of this paragraph relating to such lien and security interest shall constitute a security agreement under and subject to the Uniform Commercial Code of the State of Florida so that Landlord shall have and may enforce a security interest on all property of Tenant now or hereafter placed in or on the Premises, in addition to and cumulative of the Landlord’s lien and rights provided by law or by the other terms ad provisions of this ease. Tenant agrees to execute as debtor such financing statement or statements and such other documents as Landlord may now or hereafter request in order to protect or further prefect Landlord’s security interest. Landlord agrees to subordinate its lien and security interest to any purchase money security interest given by Tenant to a bona fide, arms length lender.

32.

Exhibits.  The following exhibits are attached hereto and incorporated herein and made a part of this Lease for all purposes:

Exhibit	Name
“A”	Floor Plan
“B”	Work Letter
“C”	Rent Schedule
“D”	Building Rules and Regulations
“E”	Lease Addendum
“F”	Disclosure Statement

The Authorization Letter attached as Exhibit “F”, if included, contains the names of persons authorized to bind Tenant for all matters related to this Lease, amendments thereto and Tenant’s use and occupancy of the premises.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease in multiple original counterparts as of the day and year first above written.

Executed in the Presence of:	LANDLORD:
3275 GABRILOVE, LLC
a Florida corporation

Lisa Capozzi	By: /s/ MALCOLM S. BUTTERS
Print Name	Malcolm S. Butters

/s/ LISA CAPOZZI
Signature	Dated as to Landlord: 11-9, 2005

Shari Hurtado
Print Name

/s/ SHARI HURTADO
Signature

Executed in the Presence of:	TENANT:

IBD dba Interactive Brand Development
a Florida corporation

Tamiqueca J. Dayley	By: /s/ GARY SPANIAK
Print Name	Name: Gary Spaniak
Title: President
/s/ TAMIQUECA J. DAYLEY
Signature	Dated as to Tenant: November 8, 2005

Todd Gravelle
Print Name

/s/ TODD GRAVELLE
Signature

EXHIBIT “C”

RENT SCHEDULE

A. The Base Rent payable in advance on the first day of each month during the term hereof is:

1. Year 1, the sum of $153,846.00 or $11.00 per rentable square foot annually or $12,820.50 per month.

2. Year 2, the sum of $158,461.38 or $11.33 per rentable square foot annually or $13,205.12 per month.

3. Year 3, the sum of $163,216.62 or $11.67 per rentable square foot annually or $13,601.39 per month.

4. Year 4, the sum of $168,111.72 or $12.02 per rentable square foot annually or $14,009.31 per month.

5. Year 5, the sum of $173,146.68 or $12.38 per rentable square foot annually or $14,428.89 per month.

The term of the Lease shall end on the last day of the 60 month following Commencement Date. For purposes hereof a month shall be deemed to mean a full calendar month and the adjustments shall be made as of the first day of a calendar month. Rent for the first month of the term, if not a full month, shall be prorated on a daily basis as of the Commencement Date. For example, if the Commencement Date is on the 15th day of a particular month and an adjustment is to be made after the 12th month of the term, rent for the month in which the Commencement Date occurs shall be prorated on the basis of 16/30ths, and the subsequent rent adjustment shall be made as of the first day following the 12th full calendar month next succeeding the Commencement Date. Similarly the end of the term of the Lease shall be deemed to be the last day of the last full calendar month of the term. Thus in a twelve-month lease commencing December 15, the final day of the term will be December 31 of the following year.

B. The Building’s square footage is 27,712 rentable square feet. Tenant’s rentable square feet of the Premises is 13,986.

C. Tenant’s proportionate share of Operating Expenses will be calculated by dividing the number of rentable square feet in the Premises by the number of rentable square feet in the Building. Tenant agrees to pay its proportionate share of the total estimated Operating Expenses of the Building in addition to the Base Rent as outlined above. The Operating expenses for 2005 are estimated to be approximately $7.97 per rentable square foot (net of electric), or $9,289.04 per month.

D. Rent and other sums due under this Lease shall be payable to 3275 GABRILOVE, LLC, by mail at Butters Realty & Management, LLC, 1096 East Newport Center Drive, Suite 100, Deerfield Beach, FL 33442 Attn: Lisa Capozzi. For purposes of notice the address of Landlord is the foregoing address and the address of Tenant s 3275 W. Hillsboro Boulevard, Suite 300, Deerfield Beach, FL 33442.

EXHIBIT “E”

LEASE ADDENDUM

1.

TERM  is hereby described as follows: “The Lease Term shall commence on January 1, 2006 (the “Commencement Date”) and expire December 31, 2010. At the conclusion of the term, Tenant shall return the Premises to Landlord broom-clean and in as good condition as when possession was delivered to Tenant, ordinary wear and tear expected.

2.

RENEWAL OPTIONS.  Provided Tenant is not in default of any term, covenant, condition of the Lease, Tenant shall have the right to extend the Term of this Lease for one (1) additional period of five (5) years to commence immediately upon the expirations of the initial term. In order to exercise such option, Tenant shall provide written notice to Landlord of its election to exercise said option not less than one hundred eighty (180) days prior to the end of the initial Lease term. Monthly base rent for each year during the renewal term shall increase by three percent (3%) per annum over the monthly base rent for the immediately preceding year.

3.

RENTAL ABATEMENT.  Tenant shall not be required to pay monthly base rent as set forth below:

For the month of January 2006, Tenant shall not be obligated to pay base rent.

For the month of February 2006, March 2006 and April 2006, Tenant shall pay one-half base rent in effect or $6,410.25 per month.

Tenant shall be responsible for paying its prorate share of operating expenses during this abatement period along with any and all associated state sales taxes.

Effective May 1, 2006, Tenant shall pay $22,109.54 plus state sales tax or $23,436.11 per month

4.

MONUMENT SIGNAGE.

So long as Tenant is not in monetary default at any time during the term of their lease or any extension thereof, Tenant may have the exclusive use, at Tenant’s sole cost and expense, of the monument sign located on West Hillsboro Blvd. Tenant shall maintain monument sign at all times during the term of renewal term of this lease.

5.

BUILDING NAMING RIGHTS.

So long as Tenant is not in monetary default at any time during the term of their lease of any extension thereof, the Landlord agrees to rename the Building to Tenant’s legal entity name during the duration of lease and any extension thereof.

Executed in the Presence of:	LANDLORD:
3275 GABRILOVE, LLC
a Florida corporation

Lisa Capozzi	By: /s/ MALCOLM S. BUTTERS
Print Name	Malcolm S. Butters as Agent for Owner

/s/ LISA CAPOZZI
Signature	Dated as to Landlord: 11-9, 2005

Shari Hurtado
Print Name

/s/ SHARI HURTADO
Signature

Executed in the Presence of:	TENANT:

IBD dba Interactive Brand Development
a Florida corporation

Tamiqueca J. Dayley	By: /s/ GARY SPANIAK
Print Name	Name: Gary Spaniak
Title: President
/s/ TAMIQUECA J. DAYLEY
Signature	Dated as to Tenant: November 8, 2005

Todd Gravelle
Print Name

/s/ TODD GRAVELLE
Signature